EXHIBIT 1
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                      STOCK AND WARRANT PURCHASE AGREEMENT


                                      among


                              EVERGREEN SOLAR, INC.


                                       and


                           THE PURCHASERS NAMED HEREIN





                              ---------------------

                              Dated: March 21, 2003

                              ---------------------



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                                Table of Contents
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ARTICLE I           DEFINITIONS..........................................................................2
         1.1        Definitions..........................................................................2

ARTICLE II          PURCHASE AND SALE OF PREFERRED STOCK AND BEACON WARRANT.............................11
         2.1        Purchase and Sale of Preferred Stock................................................11
         2.2        Certificates of Designations........................................................11
         2.3        Purchase and Sale of Beacon Warrant.................................................11
         2.4        Use of Proceeds.....................................................................11
         2.5        Closing.............................................................................11

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................11
         3.1        Corporate Existence and Power.......................................................12
         3.2        Authorization; No Contravention.....................................................12
         3.3        Governmental Authorization; Third Party Consents....................................13
         3.4        Binding Effect......................................................................13
         3.5        Litigation..........................................................................13
         3.6        Compliance with Laws................................................................13
         3.7        Capitalization......................................................................14
         3.8        No Default or Breach; Contractual Obligations.......................................15
         3.9        Title to Properties.................................................................16
         3.10       SEC Documents; Proxy Statement; Financial Statements................................16
         3.11       Taxes...............................................................................17
         3.12       No Material Adverse Change; Ordinary Course of Business.............................17
         3.13       Investment Company..................................................................18
         3.14       Private Offering....................................................................18
         3.15       Labor Relations.....................................................................18
         3.16       Employee Benefit Plans..............................................................18
         3.17       Title to Assets.....................................................................19
         3.18       Liabilities.........................................................................19
         3.19       Intellectual Property...............................................................19
         3.20       Trade Relations.....................................................................22
         3.21       Insurance...........................................................................22
         3.22       Environmental Matters...............................................................22
         3.23       Related Party Transactions..........................................................22
         3.24       Broker's, Finder's or Similar Fees..................................................23

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS....................................23
         4.1        Existence and Power.................................................................23
         4.2        Authorization; No Contravention.....................................................23

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                                       i



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         4.3        Governmental Authorization; Third Party Consents....................................23
         4.4        Binding Effect......................................................................23
         4.5        Purchase for Own Account............................................................24
         4.6        Restricted Securities...............................................................24
         4.7        Accredited Investor.................................................................25
         4.8        Broker's, Finder's or Similar Fees..................................................25

ARTICLE V           CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE.............................25
         5.1        Representations and Warranties......................................................25
         5.2        Compliance with this Agreement......................................................25
         5.3        Officer's Certificate...............................................................25
         5.4        Secretary's Certificate.............................................................25
         5.5        Filing of Certificate of Incorporation and Certificate of Designations..............26
         5.6        Purchased Shares....................................................................26
         5.7        Beacon Warrant......................................................................26
         5.8        Registration Rights Agreement.......................................................26
         5.9        Indemnification Agreements..........................................................26
         5.10       Opinion of Counsel..................................................................26
         5.11       No Material Adverse Change..........................................................26
         5.12       Consents and Approvals..............................................................27
         5.13       No Material Judgment or Order.......................................................27
         5.14       No Litigation.......................................................................27
         5.15       No Delisting Notice.................................................................27
         5.16       Stockholder Approval................................................................27
         5.17       Board of Directors..................................................................27
         5.18       Compensation Committee..............................................................28

ARTICLE VI          CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE................................28
         6.1        Representations and Warranties......................................................29
         6.2        Payment of Purchase Price...........................................................29
         6.3        Registration Rights Agreement.......................................................29

ARTICLE VII         INDEMNIFICATION.....................................................................29
         7.1        Indemnification.....................................................................29
         7.2        Notification........................................................................30
         7.3        Contribution........................................................................30

ARTICLE VIII        AFFIRMATIVE COVENANTS...............................................................31
         8.1        Preservation of Existence...........................................................31
         8.2        Stockholders Meeting................................................................32
         8.3        Board of Directors..................................................................33
         8.4        Nasdaq Listing......................................................................34
         8.5        Reservation of Common Stock.........................................................34


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                                       ii

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         8.6        Restrictions on Public Sale.........................................................34
         8.7        Stand Still.........................................................................34

ARTICLE IX          TERMINATION OF AGREEMENT............................................................35
         9.1        Termination.........................................................................35
         9.2        Survival............................................................................35
         9.3        Alternative Transaction Fee.........................................................36

ARTICLE X           MISCELLANEOUS.......................................................................36
         10.1       Survival of Representations and Warranties..........................................37
         10.2       Notices.............................................................................37
         10.3       Successors and Assigns; Third Party Beneficiaries...................................38
         10.4       Amendment and Waiver................................................................38
         10.5       Counterparts........................................................................38
         10.6       Headings............................................................................38
         10.7       GOVERNING LAW; CONSENT TO JURISDICTION..............................................38
         10.8       Severability........................................................................39
         10.9       Rules of Construction...............................................................39
         10.10      Approval or Waiver by Purchasers....................................................39
         10.11      Entire Agreement....................................................................40
         10.12      Fees................................................................................40
         10.13      Publicity...........................................................................40
         10.14      Further Assurances..................................................................40
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                                      iii

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EXHIBITS
A        Form of Beacon Warrant
B        Voting Agreement
C        Form of By-laws
D-1      Third Amended and Restated Certificate of Incorporation
D-2      Form of Certificate of Amendment
E        Form of Certificate of Designations
F        Form of Registration Rights Agreement
G        Form of Indemnification Agreement
H        Form of Testa, Hurwitz & Thibeault, LLP Opinion
I        Company Disclosure Letter

SCHEDULES
2.1      Purchase Price for the Purchased Shares
5.17     Board of Directors at Closing

                      STOCK AND WARRANT PURCHASE AGREEMENT


         STOCK AND WARRANT PURCHASE AGREEMENT, dated March 21, 2003 (this "Agreement"), among Evergreen Solar, Inc., a Delaware corporation (the "Company"), Perseus 2000, L.L.C. ("Perseus"), Nth Power Technologies Fund II, LP ("Nth Power II"), Nth Power Technologies Fund II-A, LP ("Nth Power II-A" and together with Nth Power II, "Nth Power"), RockPort Capital Partners, L.P. ("Rockport"), RP Co-Investment Fund, I ("RP Co-Investment"), Micro-Generation Technology Fund, LLC ("Micro-Generation"), UVCC Fund II ("UVCC II"), UVCC II Parallel Fund, L.P. ("UVCC II Parallel" and together with Micro-Generation and UVCC II, "Arete Funds"), Caisse de depot et placement du Quebec ("CDP"), CDP Capital - Technology Ventures U.S. Fund 2002 L.P. ("CDP Capital"), Beacon Power Corporation ("Beacon"), Massachusetts Technology Park Corporation ("MTPC"), Zero Stage Capital VII, L.P. ("Zero Stage"), Zero Stage Capital (Cayman) VII, L.P. ("Zero Stage Cayman"), Zero Stage Capital SBIC VII, L.P. ("Zero Stage SBIC"), IMPAX Environmental Markets plc ("Impax"), Merrill Lynch New Energy Technology Fund ("Merrill Lynch New Energy Fund"), MLIIF New Energy Fund ("MLIIF"), PNE Invest Limited ("PNE"), Odyssey Fund ("Odyssey"), SAM Private Equity Energy Fund LP ("SAM Energy Fund"), SAM Sustainability Private Equity LP ("SAM Private Equity") and SAM Smart Energy ("SAM Smart Energy" and together with Perseus, Nth Power, Rockport, RP Co-Investment, Arete Funds, CDP, CDP Capital, Beacon, MTPC, Zero Stage, Zero Stage Cayman, Zero Stage SBIC, Impax, Merrill Lynch New Energy Fund, MLIIF, PNE, Odyssey, SAM Energy Fund, SAM Private Equity and SAM Smart Energy, the "Purchasers").

         WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell (i) to each of the Purchasers the aggregate number of shares, par value $0.01 per share, of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") determined by dividing the aggregate purchase price set forth opposite such Purchaser's name on Schedule
2.1 hereto by the Price Per Share, and (ii) to Beacon, a warrant to purchase 2,400,000 shares of Common Stock, at an exercise price per share equal to the Price Per Share plus $2.25, containing the terms and conditions set forth in the form of warrant attached hereto as Exhibit A (the "Beacon Warrant"), for an aggregate purchase price of $100,000;

         WHEREAS, each share of Preferred Stock is convertible (subject to adjustment) into one share, par value $0.01 per share, of common stock of the Company (the "Common Stock"); and

         WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of the Purchasers to enter into this Agreement, certain stockholders of the Company are entering into the Voting Agreement with the Company, attached hereto as Exhibit B (the "Voting Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "Alternative Transaction" has the meaning set forth in Section 9.3 of this Agreement.

         "Alternative Transaction Fee" has the meaning set forth in Section 9.3 of this Agreement.

         "Arete Corporation" means Arete Corporation, the manager of the Arete Funds.

         "Arete Funds" has the meaning set forth in the preamble to this Agreement.

         "Assets" has the meaning set forth in Section 3.17 of this Agreement.

         "Beacon" has the meaning set forth in the preamble to this Agreement.

         "Beacon Warrant" has the meaning set forth in the recitals to this Agreement.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "By-laws" means the Second Amended and Restated By-laws of the Company in effect on the Closing Date substantially in the form attached hereto as Exhibit C, as the same may be amended from time to time.

         "CDP" has the meaning set forth in the preamble to this Agreement.

         "CDP Capital" has the meaning set forth in the preamble to this Agreement.

         "Certificate of Amendment" means the Form of Certificate of Amendment attached hereto as Exhibit D-2.

         "Certificate of Designations" means the Certificate of Designations with respect to the Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of Delaware on or before the Closing Date substantially in the form attached hereto as Exhibit E.

         "Certificate of Incorporation" means the Third Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment, in effect on the Closing Date substantially in the form attached hereto as Exhibit D-1, as the same may be amended from time to time.

         "Claims" has the meaning set forth in Section 3.5 of this Agreement.

         "Closing" has the meaning set forth in Section 2.5 of this Agreement.

         "Closing Date" has the meaning set forth in Section 2.5 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" has the meaning set forth in the recitals to this Agreement.

         "Commonly Controlled Entity" means any entity which is under common control with the Company within the meaning of Code section 414(b), (c), (m),
(o) or (t).

         "Company" has the meaning set forth in the preamble to this Agreement.

         "Company Disclosure Letter" means the disclosure letter delivered by the Company to the Purchasers on the date hereof and attached hereto as Exhibit I.

         "Company Intellectual Property" has the meaning set forth in Section
3.19 of this Agreement.

         "Company Plans" has the meaning set forth in Section 3.16 of this Agreement.

         "Condition of the Company" means the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

         "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

         "Copyrights" means any foreign or United States copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and any non-registered copyrights.

         "D&O Policies" has the meaning set forth in Section 3.21 of this Agreement.

         "Designated Purchasers" means Perseus, Nth Power, Rockport, Arete Corporation and CDP.

         "Environmental Laws" means federal, state, local and foreign laws, principles of common laws, civil laws, regulations and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Financial Statements" has the meaning set forth in Section 3.10(c) of this Agreement.

         "GAAP" means United States generally accepted accounting principles in effect from time to time.

         "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Impax" has the meaning set forth in the preamble to this Agreement.

         "Indebtedness" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

         "Indemnified Party" has the meaning set forth in Section 7.1 of this Agreement.

         "Indemnifying Party" has the meaning set forth in Section 7.1 of this Agreement.

         "Intellectual Property" means Copyrights, Patents, Trademarks, Trade Secrets, Internet Assets, Software and any proprietary rights related thereto.

         "Internet Assets" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

         "IP Licenses" has the meaning set forth in Section 3.19 of this Agreement.

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         "Investors" has the meaning set forth in the Registration Rights
Agreement.

         "Knowledge" means the knowledge of the directors and executive officers of the Company after due inquiry.

         "Liabilities" has the meaning set forth in Section 3.18 of this Agreement.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

         "Losses" has the meaning set forth in Section 7.1 of this Agreement.

         "Market Price" means, with respect to the Common Stock, as of the date of determination, (a) if the Common Stock is listed on a national securities exchange, the closing price per share of the Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not designated as a national market system security by the National Association of Securities Dealers, Inc., the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined mutually by the Board of Directors (acting in good faith pursuant to the exercise of its fiduciary duties) and the Purchasers.

         "Maximum Price Per Share" means $1.12.

         "Merrill Lynch New Energy Fund" has the meaning set forth in the preamble to this Agreement.

         "Micro-Generation" has the meaning set forth in the preamble to this Agreement.

         "Minimum Ownership Percentage" means beneficial ownership in the aggregate of not less than 5% of the shares of Common Stock outstanding as of any date, including shares of Preferred Stock on an as-converted basis.

         "Minimum Price Per Share" means $0.68.

         "MLIIF" has the meaning set forth in the preamble to this Agreement.

         "MTPC" has the meaning set forth in the preamble to this Agreement.

         "Nasdaq Stock Market" has the meaning set forth in Section 3.6(b) of this Agreement.

         "Nth Power" has the meaning set forth in the preamble to this Agreement.

         "Nth Power II" has the meaning set forth in the preamble to this Agreement.

         "Nth Power II-A" has the meaning set forth in the preamble to this Agreement.

         "Odyssey" has the meaning set forth in the preamble to this Agreement.

         "Options" has the meaning set forth in Section 3.7(a) of this Agreement.

         "Orders" has the meaning set forth in Section 3.2 of this Agreement.

         "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions, reissues or interferences thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

         "Payment Date" has the meaning set forth in Section 9.3 of this Agreement.

         "Permits" has the meaning set forth in Section 3.6 of this Agreement.

         "Perseus" has the meaning set forth in the preamble to this Agreement.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Plan" means any employee benefit plan, arrangement, policy, program, agreement or commitment (whether or not an employee plan within the meaning of section 3(3) of ERISA), including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, whether or not subject to ERISA, as to which the Company or any Commonly Controlled Entity has or could have any direct or indirect, actual or contingent liability.

         "PNE" has the meaning set forth in the preamble to this Agreement.

         "Preferred Stock" has the meaning set forth in the recitals to this Agreement.

         "Price Per Share" means (i) the average of the Market Price for a share of Common Stock for the sixty (60) consecutive trading day period ending two trading days prior to the Closing Date multiplied by (ii) 0.85; provided, that
(x) if such product is greater than or equal to the Maximum Price Per Share, then the Price Per Share shall be the Maximum Price Per Share, or (y) if such product is less than or equal to the Minimum Price Per Share, then the Price Per Share shall be the Minimum Price Per Share.

         "Proxy Statement" has the meaning set forth in Section 3.10(b) of this Agreement.

         "Purchased Shares" has the meaning set forth in Section 2.1 of this Agreement.

         "Purchased Warrants" has the meaning set forth in Section 2.3 of this Agreement.

         "Purchasers" has the meaning set forth in the preamble to this Agreement.

         "Registrable Shares" has the meaning set forth in the Series D Purchase Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit F.

         "Requirement of Law" means, as to any Person, any law, Environmental Law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "Retiree Welfare Plan" means any welfare plan (as defined in Section 3(1) of ERISA) that provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by Section 4980B of the Code, commonly referred to as "COBRA").

         "Rockport" has the meaning set forth in the preamble to this Agreement.

         "RP Co-Investment" has the meaning set forth in the preamble to this Agreement.

         "SAM Energy Fund" has the meaning set forth in the preamble to this Agreement.

         "SAM Private Equity" has the meaning set forth in the preamble to this Agreement.

         "SAM Smart Energy" has the meaning set forth in the preamble to this Agreement.

         "SEC Documents" has the meaning set forth in Section 3.10(a) of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Series D Purchase Agreement" means that certain Series D Preferred Stock Purchase Agreement, dated as of December 28, 1999, by and among the Company and the other parties thereto.

         "Software" means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company's pricing models, formulae and algorithms.

         "Special Committee" has the meaning set forth in Section 3.2 of this Agreement.

         "Stock Equivalents" means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock or other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock.

         "Stockholder Approval" has the meaning set forth in Section 8.2 of this Agreement.

         "Stockholders" has the meaning set forth in the Series D Purchase Agreement.

         "Stockholders Meeting" has the meaning set forth in Section 8.2 of this Agreement.

         "Stock Option Plans" means, collectively, the Company's 1994 Stock Option Plan, 2000 Stock Option and Incentive Plan and 2000 Employee Stock Purchase Plan.

         "Subsidiaries" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to

"Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "Taxes" means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

         "Tax Return" has the meaning set forth in Section 3.11 of this Agreement.

         "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

         "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, all registrations and applications for registration thereof and all goodwill related thereto.

         "Transaction Documents" means, collectively, this Agreement, the Beacon Warrant, the Voting Agreement and the Registration Rights Agreement.

         "UVCC II" has the meaning set forth in the preamble to this Agreement.

         "UVCC II Parallel" has the meaning set forth in the preamble to this Agreement.

         "Voting Agreement" has the meaning set forth in the recitals to this Agreement.

         "Warrant Shares" has the meaning set forth in Section 2.3 of this Agreement.

         "Zero Stage" has the meaning set forth in the preamble to this Agreement.

         "Zero Stage Cayman" has the meaning set forth in the preamble to this Agreement.

         "Zero Stage SBIC" has the meaning set forth in the preamble to this Agreement.

                                   ARTICLE II

             PURCHASE AND SALE OF PREFERRED STOCK AND BEACON WARRANT

         2.1 Purchase and Sale of Preferred Stock. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, on the Closing Date the aggregate number of shares of Preferred Stock determined by dividing the aggregate purchase price set forth opposite such Purchaser's name on Schedule 2.1 hereto by the Price Per Share and rounding down to the nearest whole share (all of the shares of Preferred Stock being purchased pursuant hereto being referred to herein as the "Purchased Shares").

         2.2 Certificates of Designations. The Purchased Shares shall have the preferences and rights set forth in the Certificate of Designations.

         2.3 Purchase and Sale of Beacon Warrant. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to Beacon, and Beacon agrees to purchase from the Company, on the Closing Date, the Beacon Warrant to purchase 2,400,000 shares of Common Stock, for an aggregate purchase price of $100,000 (all of the shares of Common Stock issuable upon the exercise of the Beacon Warrant being purchased pursuant hereto being referred to herein as the "Warrant Shares").

         2.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares and the Beacon Warrant to the Purchasers to fund the Company's working capital and for general corporate purposes.

         2.5 Closing. Unless this Agreement shall have terminated pursuant to
Article IX, and subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, the closing of the sale and purchase of the Purchased Shares and the Beacon Warrant (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, at 10:00 a.m., local time, on the third Business Day following the date upon which the conditions set forth in Articles V and VI shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to each of the Purchasers a certificate or certificates in definitive form and registered in the name of each such Purchaser, representing its Purchased Shares and, in the case of Beacon, the Beacon Warrant against delivery by each of the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each of the Purchasers as of the date hereof and as of the Closing Date as follows:

         3.1 Corporate Existence and Power. The Company and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own, operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Condition of the Company. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

         3.2 Authorization; No Contravention. Except as set forth on Schedule
3.2 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, including the issuance and sale of the Purchased Shares and the Beacon Warrant, (a) have been duly authorized by all necessary corporate action of the Company, including all actions, consents and approvals required by the Company's Board of Directors and stockholders, other than the Stockholder Approval; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws or the organizational documents of any Subsidiary; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or any Subsidiary or any Requirement of Law applicable to the Company or any Subsidiary; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company or any Subsidiary. The Board of Directors, at a meeting duly called and held and acting on the unanimous recommendation of a special committee of the Board of Directors comprised entirely of directors who do not have a direct interest in the transactions contemplated hereby (the "Special Committee"), has
(i) determined that this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby are fair to and in the best interests of the Company's stockholders, (ii) approved and adopted this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby in accordance with all applicable Requirements of Law and
(iii) resolved to recommend that its stockholders approve the issuance and sale of the Purchased Shares and the Beacon Warrant, elect the designees of Perseus, Nth Power, Rockport, Arete Corporation and CDP to the Board of Directors (unless the appointment of such designees is accomplished by resolution of the Board of Directors outside of the Stockholders Meeting) and approve and adopt the Certificate of Amendment, in each case in the manner described in Section 8.2. Revolution Partners, LLC has delivered to the Board of Directors its written opinion that the issuance and sale of the Purchased

Shares and the Beacon Warrant is fair, from a financial point of view, to the Company and its stockholders.

         3.3 Governmental Authorization; Third Party Consents. Other than the Stockholder Approval or except as set forth on Schedule 3.3 of the Company Disclosure Letter, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares and the Beacon Warrant) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

         3.4 Binding Effect. This Agreement has been, and as of the Closing Date each of the other Transaction Documents will have been, duly executed and delivered by the Company, and this Agreement constitutes, and as of the Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         3.5 Litigation. There are no actions, suits, proceedings, claims (including, without limitation, claims involving the prior employment of any of the Company's or any Subsidiary's employees, their use in connection with the Company's or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers), complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary, nor is the Company aware that there is any basis for any of the foregoing. No Order has been issued by any court or other Governmental Authority against the Company or any Subsidiary purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

         3.6 Compliance with Laws.

         (a) The Company and each Subsidiary is in compliance in all material respects with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company or any Subsidiary. To the Company's Knowledge, there is no existing or proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company or any Subsidiary from, or otherwise materially adversely effect the Company or any Subsidiary in, conducting its business in any jurisdiction in which it now conducts or proposes to conduct its business.

         (b) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on The Nasdaq National Market (the "Nasdaq Stock Market"), and neither the Company nor any Subsidiary has taken any action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market. Subject to obtaining the Stockholder Approval, the Company has complied with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Purchased Shares and the Beacon Warrant. Neither the Company nor any Subsidiary has taken any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares, the Beacon Warrant or the Warrant Shares.

         (c) (i) The Company and each Subsidiary has all material licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company and its Subsidiaries; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit, other than such violations that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Condition of the Company or except as set forth on Schedule 3.6(c) of the Company Disclosure Letter.

         3.7 Capitalization.

         (a) On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of (i) 95,000,000 shares of Common Stock, of which 11,410,826 shares were issued and outstanding as of March 13, 2003, and (ii) 46,000,000 shares of preferred stock, par value $0.01 per share, (A) 45,000,000 shares of which are designated as Series A Convertible Preferred Stock, of which no shares are issued and outstanding as of the date hereof, and (B) 1,000,000 shares of which are undesignated "blank check" preferred stock, of which no shares are issued and outstanding as of the date hereof. As of the date of this Agreement, the aggregate number of options to purchase shares of Common Stock which may be issued under the Stock Option Plans is 2,435,625, of which 1,156,225 are outstanding as of the date hereof (the "Options") and 682,353 of which outstanding Options have vested as of the date hereof. The Company has reserved an aggregate of 60,000,000 shares of Common Stock for issuance upon conversion of the Purchased Shares and 2,400,000 shares of Common Stock for issuance upon exercise of the Beacon Warrant. Except for the Options and the transactions contemplated hereby, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or
(iii) any other securities of the Company, and there are no commitments, contracts, agreements, arrangements or understandings by the

Company to issue any shares of the Company's capital stock or any Stock Equivalents or other securities of the Company. No anti-dilution rights of any capital stock or other securities issued by the Company shall be triggered as a result of the transactions contemplated hereby.

         (b) The Purchased Shares and the Beacon Warrant are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens, other than any Liens created by the Purchasers. The shares of Common Stock issuable upon conversion of the Purchased Shares and exercise of the Beacon Warrant have been duly reserved for issuance upon conversion of the Purchased Shares and exercise of the Beacon Warrant and, when issued in compliance with the provisions of the Certificate of Designations and the Beacon Warrant, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all other Liens, other than any Liens created by the Purchasers. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws.

         (c) Schedule 3.7(c) of the Company Disclosure Letter sets forth a true and complete list of (x) each of the Subsidiaries of the Company and (y) the aggregate number of authorized shares of capital stock of such Subsidiary. The Company owns all of the issued and outstanding capital stock of the Subsidiaries, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest.

         3.8 No Default or Breach; Contractual Obligations. Neither the Company nor any Subsidiary has received notice of a default and is not in material default under, or with respect to, any Contractual Obligation filed as an exhibit to or described in the SEC Documents or which is otherwise material to the Condition of the Company, nor does any condition exist that with notice or lapse of time or both would constitute a material default thereunder. All of such Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company or such Subsidiary and the other parties thereto, and the Company or such Subsidiary has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. To the Knowledge of the Company, no other party to any such Contractual Obligation is in material default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a material default by such other party thereunder.

         3.9 Title to Properties. The Company and each Subsidiary holds interests as lessee under leases in full force and effect in all real property used in connection with its business or otherwise leased by it.

         3.10 SEC Documents; Proxy Statement; Financial Statements.

         (a) Since November 1, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The proxy or information statement of the Company to be filed with the Commission in connection with the transactions contemplated herein (the "Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on the matter as described in Section 8.2, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (c) As of their respective dates, the financial statements of the Company and its Subsidiaries (the "Financial Statements") included in the SEC Documents complied as to form with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         3.11 Taxes.

         (a) The Company and each Subsidiary has paid all Taxes which have come due and are required to be paid by it, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company or any Subsidiary in good faith for which adequate reserves have been made in accordance with GAAP; (b) the Company and each Subsidiary has timely filed or caused to be filed all Tax returns, reports, forms and other such documents ("Tax Returns") that it is required to file (including all applicable extensions), and all such Tax Returns are accurate and complete in all material respects; (c) with respect to all Tax Returns of the Company and each Subsidiary, (i) there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company, threatened against the Company or any Subsidiary and (ii) no audit is in progress with respect to any Tax Return, no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company and its Subsidiaries with respect to the Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company and its Subsidiaries attributable to periods prior to or ending on the Closing Date have been adequately provided for on the Financial Statements; (e) there are no Liens for Taxes on the assets of the Company or any Subsidiary; and (f) the Company is not a "United States real property holding corporation" as that term is defined in
Section 897(c)(2) of the Code and the regulations promulgated thereunder.

         3.12 No Material Adverse Change; Ordinary Course of Business. Since December 31, 2001, there has not been any material adverse change in the Condition of the Company, except to the extent any such change results from or is attributable to changes in general economic or political conditions or changes affecting the industry generally in which the Company operates (provided that such changes do not affect the Company in a disproportionate manner); provided, that in no event shall any matter specifically disclosed in any SEC Document filed prior to the date hereof be considered a material adverse change in the Condition of the Company. Except as set forth in the SEC Documents filed prior to the date hereof or as set forth on Schedule 3.12 of the Company Disclosure Letter, since December 31, 2001, (a) neither the Company nor any Subsidiary has participated in any transaction material to the Condition of the Company or otherwise acted outside the ordinary course of business, (b) neither the Company nor any Subsidiary has increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (c) neither the Company nor any Subsidiary has created or assumed any Lien on a material asset of the Company or any Subsidiary and (d) neither the Company nor any Subsidiary has entered into any material Contractual Obligation, other than in the ordinary course of business. Since December 31, 2001, there has not occurred a material change in the Company's or any Subsidiary's accounting principles or practice except as required by reason of a change in GAAP.

         3.13 Investment Company. The Company is not and is not controlled by or affiliated with an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.14 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer, sale or issuance of the Purchased Shares or the Beacon Warrant. No registration of the Purchased Shares or the Beacon Warrant, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares or the Beacon Warrant. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or the Beacon Warrant or any other securities of the Company so as to require the registration of the Purchased Shares or the Beacon Warrant pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Purchased Shares, the Beacon Warrant or other securities are so registered.

         3.15 Labor Relations. Except as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Condition of the Company, (a) neither the Company nor any Subsidiary is engaged in any unfair labor practice; (b) there is (i) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary, and (ii) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary; (c) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or contract; (d) there is no union representation question existing with respect to the employees of the Company or any Subsidiary; and (e) no union organizing activities are taking place.

         3.16 Employee Benefit Plans.

         (a) Neither the Company nor any Commonly Controlled Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any Plan subject to Title IV of ERISA or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA. Each Plan that the Company maintains or contributes to, or is a party to or otherwise has any liability in respect of (collectively, "Company Plans") (and related trust, insurance contract or fund) has been established and administered in accordance with its terms, and complies in all material respects in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Company Plan.

         (b) No Claim with respect to the administration or the investment of the assets of any Company Plan (other than routine claims for benefits) is pending.
                                       18

         (c) Each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption and each trust created under any such Company Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

         (d) No Company Plan is a Retiree Welfare Plan.

         (e) Neither the consummation of the transactions contemplated by this Agreement nor any termination of employment following such transactions will accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee or former employee whether or not such payment would constitute an "excess parachute payment" under Section 280G of the Code.

         (f) There are no unfunded obligations under any Company Plan which are not fully reflected on the Financial Statements, to the extent required by GAAP.

         (g) To the Knowledge of the Company, neither the Company nor any Subsidiary has any liability, whether absolute or contingent, including any obligations under any Company Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

         3.17 Title to Assets. Except as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Condition of the Company, the Company and each Subsidiary owns and has good, valid, and marketable title to all of its properties and assets used in its business and reflected as owned on the Financial Statements or so described in any schedule hereto (collectively, the "Assets"), in each case free and clear of all Liens, except for Liens specifically described on the notes to the Financial Statements.

         3.18 Liabilities. Neither the Company nor any Subsidiary has any direct or indirect obligation or liability ("Liabilities") which if known would be required to be reflected in the Company's or any Subsidiary's financial statements in accordance with GAAP other than (a) Liabilities fully and adequately reflected or reserved against on the Financial Statements and (b) Liabilities incurred since September 30, 2002 in the ordinary course of business. Schedule 3.18 of the Company Disclosure Letter sets forth all of the outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof.

         3.19 Intellectual Property.

         (a) (i) Except as set forth on Schedule 3.19(a)(i) of the Company Disclosure Letter, the Company or one of its Subsidiaries is the owner of all, or has the license or right to use, sell and license all Intellectual Property used in connection with its business as presently conducted or contemplated in its business plan ("Company Intellectual Property"), free and clear of all Liens.

         (ii) Schedule 3.19(a)(ii) of the Company Disclosure Letter sets forth all of the Company Intellectual Property, including filings, registrations and applications for any Intellectual Property filed by, the Company and its Subsidiaries. None of the Company Intellectual Property listed on Schedule 3.19(a)(ii) of the Company Disclosure Letter is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

         (iii) Schedule 3.19(a)(iii) of the Company Disclosure Letter sets forth all Intellectual Property licenses, sublicenses, distributor agreements and other agreements or permissions ("IP Licenses") under which the Company or one of its Subsidiaries is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis and used solely on the computers of the Company or one of its Subsidiaries. The Company or its relevant Subsidiary has substantially performed all obligations imposed upon it thereunder, and is not, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any material respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the IP Licenses listed on Schedule 3.19(a)(iii) of the Company Disclosure Letter are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         (b) To the Knowledge of the Company, none of the Company Intellectual Property, products or services used, developed, provided, imported, made, sold, licensed or otherwise exploited by the Company and its Subsidiaries or made for, or sold or licensed to the Company or any Subsidiary by any Person infringes upon or otherwise violates any Intellectual Property rights of others.

         (c) Except as set forth on Schedule 3.19(c) of the Company Disclosure Letter, no litigation is pending and no Claim has been made against the Company or any Subsidiary or, to the Knowledge of the Company, is threatened, contesting the right of the Company or any Subsidiary to sell or license to any Person or use the Company Intellectual Property presently sold or licensed to such Person or used by the Company or any Subsidiary.

         (d) To the Knowledge of the Company, no Person is infringing upon or otherwise violating the Company Intellectual Property.

         (e) Except as set forth on Schedule 3.19(e) of the Company Disclosure Letter, all the Company Intellectual Property is valid and enforceable. Except as set forth on Schedule 3.19(e) of the Company Disclosure Letter, the Company and its Subsidiaries have taken all necessary and desirable actions to maintain and protect each item of Company Intellectual Property, and to protect the secrecy, confidentiality and value of the Company's and its Subsidiaries' Trade Secrets.

         (f) No former employer of any employee of the Company or any Subsidiary, and no current or former client of any consultant of the Company or any Subsidiary, has made a claim against the Company or any Subsidiary or, to the Knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

         (g) Except as set forth on Schedule 3.19(g) of the Company Disclosure Letter, neither the Company nor any Subsidiary is a party to or bound by any license or other agreement requiring the payment by the Company or any Subsidiary of any royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company or any Subsidiary.

         (h) Except as set forth on Schedule 3.19(h) of the Company Disclosure Letter, to the Knowledge of the Company, no employee of the Company or any Subsidiary is in violation of any Requirement of Law applicable to such employee relating to the Company Intellectual Property, or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the Company Intellectual Property and the relationship of such employee with the Company or any Subsidiary or any prior employer.

         (i) Except as set forth on Schedule 3.19(i) of the Company Disclosure Letter, to the Knowledge of the Company, none of the Company's or any Subsidiary's Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company and its Subsidiaries, except as required pursuant to the filing of a patent application by the Company or any Subsidiary.

         (j) Except as set forth on Schedule 3.19(j) of the Company Disclosure Letter, it is not necessary for the Company's or any Subsidiary's business to use any Intellectual Property owned by any director, officer, employee or consultant of the Company or any Subsidiary (or persons the Company or any Subsidiary presently intends to hire). Except as set forth on Schedule 3.19(j) of the Company Disclosure Letter, to the Company's Knowledge, at no time during the conception or reduction to practice of any of the Company's or any Subsidiary's Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that could adversely affect the Company's or any Subsidiary's rights to the Company Intellectual Property.

         (k) All present and former employees, consultants and any other Person who developed any part of the Intellectual Property that is, or will be, used or sold by the Company or any Subsidiary have executed and delivered valid and enforceable proprietary invention agreements with the Company or such Subsidiary, and are obligated under the terms thereof to assign all right, title and interest to any Intellectual Property developed by such Person in connection with such Person's employment or contract to the Company or any Subsidiary. Except as set forth on Schedule 3.19(k) of the Company Disclosure Letter, no such employee or present consultant of the Company or any Subsidiary has excluded works or inventions made prior to his employment with or work for the Company or such Subsidiary from his assignment of inventions pursuant to such proprietary invention agreements.

         (l) The Company and its Subsidiaries do not use any information they collect from web site visitors or other parties in an unlawful manner or in a manner that in any way violates a stated privacy policy of the Company or any Subsidiary or the privacy rights of their customers.

         3.20 Trade Relations. Except as set forth on Schedule 3.20 of the Company Disclosure Letter, there exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company, or the business of the Company or any Subsidiary, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the Company's business are individually or in the aggregate material to the Condition of the Company.

         3.21 Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes are adequate for its business, including, but not limited to, directors and officers insurance ("D&O Policies") and insurance covering all real and personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against in the industry, all of which insurance is in full force and effect. Schedule
3.21 of the Company Disclosure Letter sets forth a description and the amounts of the Company's D&O Policies.

         3.22 Environmental Matters. The Company and each Subsidiary is in compliance with all applicable Environmental Laws. Except as set forth on
Schedule 3.22 of the Company Disclosure Letter, there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary pursuant to Environmental Laws and, to the Knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws.

         3.23 Related Party Transactions. Except as described in the SEC Documents or except as contemplated hereby, there are no existing material arrangements or proposed material transactions between the Company or any Subsidiary and (i) any officer, director or equityholder of the Company or any Subsidiary or any member of the immediate family of any of the foregoing Persons or (ii) any business (corporate or otherwise) which any of the foregoing Persons owns, directly or indirectly, or in which any of the foregoing Persons has an ownership interest.

         3.24 Broker's, Finder's or Similar Fees. Except as set forth on
Schedule 3.24 of the Company Disclosure Letter, there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company as of the date hereof and as of the Closing Date as follows:

         4.1 Existence and Power. Such Purchaser (a) is a limited partnership, corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite partnership, corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

         4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary partnership, corporate or limited liability company, as the case may be, action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser, and
(d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

         4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares or, in the case of Beacon, the Beacon Warrant) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

         4.4 Binding Effect. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         4.5 Purchase for Own Account. The Purchased Shares and, in the case of Beacon, the Beacon Warrant to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or, in the case of Beacon, the Beacon Warrant or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares or, in the case of Beacon, the Beacon Warrant under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Shares or, in the case of Beacon, the Beacon Warrant, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares or, in the case of Beacon, the Beacon Warrant and shares of Common Stock issuable upon conversion of its Purchased Shares or, in the case of Beacon, exercise of the Beacon Warrant to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

         4.6 Restricted Securities. Such Purchaser understands that the Purchased Shares and, in the case of Beacon, the Beacon Warrant will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein.

         4.7 Accredited Investor. Such Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

         4.8 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

                                   ARTICLE V

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE

         The obligation of the Purchasers to purchase the Purchased Shares and, in the case of Beacon, the Beacon Warrant, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

         5.1 Representations and Warranties. The representations and warranties of the Company contained in Article III hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date, except for those representations and warranties that are expressly limited by their terms to dates or times other than the Closing Date, which representations or warranties need only be true and correct as aforesaid as of such other dates or times.

         5.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Company on or before the Closing Date.

         5.3 Officer's Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date, and signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying as to the matters set forth in Section 5.1 and 5.2.

         5.4 Secretary's Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors of the Company and the Special Committee approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

         5.5 Filing of Certificate of Amendment and Certificate of Designations. The Certificate of Amendment in substantially the form attached hereto as Exhibit D-2 and the Certificate of Designations in substantially the form attached hereto as Exhibit E, shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and the Purchasers shall have received evidence of such filing in form and substance reasonably satisfactory to the Purchasers.

         5.6 Purchased Shares. The Company shall have delivered to each of the Purchasers certificates in definitive form representing the number of Purchased Shares being purchased by such Purchaser pursuant hereto, registered in the name of such Purchaser.

         5.7 Beacon Warrant. The Company shall have duly executed and delivered to Beacon the Beacon Warrant in substantially the form attached hereto as Exhibit A, registered in the name of Beacon.

         5.8 Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit F and (i) shall have obtained the prior written consent of the Stockholders holding at least a majority of the Registrable Shares to enter into the Registration Rights Agreement and (ii) shall have amended subsection 8(d) of the Series D Purchase Agreement granting the Investors the right to include their securities of the Company in any registration filed under subsection 8(d) of the Series D Purchase Agreement pro rata with the Stockholders based on the number of securities of the Company requested to be included in such offering by the Investors and Stockholders, together as a group.

         5.9 Indemnification Agreements. The Company shall have duly executed and delivered to each of the designees of the Designated Purchasers elected or appointed to the Board of Directors pursuant to Section 5.17 hereof an indemnification agreement substantially in the form attached hereto as Exhibit G.

         5.10 Opinion of Counsel. The Purchasers shall have received an opinion of Testa, Hurwitz & Thibeault, LLP, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit H.

         5.11 No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in the Condition of the Company.

         5.12 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

         5.13 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would (a) prohibit or restrict (i) the purchase of the Purchased Shares or the Beacon Warrant or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares or the Beacon Warrant were to be purchased hereunder or (c) restrict the operation of the business of the Company or any Subsidiary as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

         5.14 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary which would, if adversely determined (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.

         5.15 No Delisting Notice. The Company shall not have received any notice from the Nasdaq Stock Market that the Company may be delisted, which notification has not been resolved in favor of the Company, other than any such notice that the Common Stock failed to (i) maintain a market value of $5,000,000 over the previous 30 consecutive trading days pursuant to Marketplace Rule 4450(a)(2), (ii) maintain stockholders' equity of at least $10,000,000 pursuant to Marketplace Rule 4450(a)(3) or (iii) maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days pursuant to Marketplace Rule 4450(a)(5).

         5.16 Stockholder Approval. The Company shall have obtained the Stockholder Approval in connection with the issuance of the Purchased Shares and the Beacon Warrant in accordance with the terms of this Agreement at a duly called meeting of the stockholders of the Company.

         5.17 Board of Directors. The Board of Directors shall be comprised of eight (8) directors and (a) the Company shall have caused (i) one representative designated by Perseus, (ii) one representative designated by Nth Power, (iii) one representative designated by Rockport, (iv) one representative designated by Arete Corporation and (v) one representative designated by CDP to be elected to the Board of Directors at the Stockholders Meeting or shall have appointed such representatives to fill any vacancies on the Board of Directors and (b) the Company shall have caused the members of the Board of Directors to be elected or appointed to the respective classes set forth on Schedule 5.17 hereto.

         5.18 Compensation Committee. The Board of Directors shall have appointed the designees of Perseus and Nth Power to the compensation committee of the Board of Directors pursuant to Section 8.3(c) and shall have adopted a resolution establishing that, for a period of two (2) years following the Closing Date, the duties and powers of the compensation committee of the Board of Directors shall include the sole authority to hire or fire the chief executive officer of the Company; provided, that the compensation committee in its sole discretion may elect to refer a decision on such matter to the Board of Directors.

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

         The obligation of the Company to issue and sell the Purchased Shares and the Beacon Warrant and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing
Date:

         6.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Article IV hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date, except for those representations and warranties that are expressly limited by their terms to dates or times other than the Closing Date, which representations or warranties need only be true and correct as aforesaid as of such other dates or times.

         6.2 Payment of Purchase Price. Each Purchaser shall be prepared to pay the aggregate purchase price for the Purchased Shares to be purchased by such Purchaser and, in the case of Beacon, the aggregate purchase price for the Beacon Warrant.

         6.3 Registration Rights Agreement. Each Purchaser shall have duly executed and delivered the Registration Rights Agreement.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 Indemnification. Except as otherwise provided in this Article VII, the Company (the "Indemnifying Party") agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the Purchased Shares or the Beacon Warrant to the extent such diminution in value is attributable to such breach. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

         7.2 Notification. Each Indemnified Party under this Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

         7.3 Contribution. If the indemnification provided for in this Article VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1 and 7.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         The Company hereby covenants and agrees with the Purchasers as follows:

         8.1 Preservation of Existence. Between the date hereof and the Closing Date, the Company and each Subsidiary shall:

         (a) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization;

         (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business;

         (c) use its reasonable best efforts to preserve its business organization;

         (d) conduct its business in the ordinary course in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties so that the efficiency of its business operation shall be reasonably maintained and preserved;

         (e) take all reasonable actions to protect and maintain the Company Intellectual Property, including, without limitation, prosecuting all pending applications for Patents or registration of Trademarks and Copyrights and maintaining, to the extent permitted by law, each Patent or registration owned by the Company or any Subsidiary;

         (f) comply in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company or any Subsidiary or its business or property, and shall not take any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares, the Beacon Warrant or the Warrant Shares;

         (g) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority;

         (h) conduct its business in a manner such that the representations and warranties of the Company contained in Article III shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and shall not undertake, without the written consent of the Purchasers, any of the actions specified in the last two sentences of
Section 3.12;

         (i) use its best efforts to cause the closing conditions contained in
Article 5 to be satisfied on or before the Closing Date; and

         (j) not issue, deliver, sell or authorize, or propose the issuance, delivery, sale or purchase of, any additional shares of capital stock, Stock Equivalents or any other security of the Company or such Subsidiary, other than
(i) the issuance of Common Stock pursuant to the exercise of any Options outstanding as of the date hereof, (ii) the increase in the aggregate number of options which may be issued under the Stock Option Plans in an amount not to exceed 6,000,000 and (iii) the issuance of options to purchase shares of Common Stock issued under the Stock Option Plans in an amount not to exceed 400,000 in the aggregate.

         8.2 Stockholders Meeting. The Company shall cause a meeting of its stockholders (the "Stockholders Meeting") to be duly called and held as soon as reasonably practicable after the date hereof for the purpose of voting on (i) the approval of the issuance of the Purchased Shares and the Beacon Warrant (which vote shall be taken in a manner that complies with the rules and regulations of the Nasdaq Stock Market), (ii) the election of the designees of Perseus, Nth Power, Rockport, Arete Corporation and CDP to the Board of Directors (unless the appointment of such designees is accomplished by resolution of the Board of Directors outside of the Stockholders Meeting), (iii) the adoption and approval of the Certificate of Amendment and (iv) the increase in the aggregate number of options which may be issued under the Stock Option Plans in accordance with the limitations set forth in Section 8.1(j). At the Stockholders Meeting, the Board of Directors shall recommend approval by the Company's stockholders of the matters described in clauses (i), (ii), (iii) and
(iv) of the preceding sentence (the "Stockholder Approval"). In connection with the Stockholders Meeting, the Company will (i) promptly, but in no event more than 30 days, following the date hereof, prepare and file with the SEC, use its commercially reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (ii) use its reasonable best efforts to obtain the Stockholder Approval and (iii) otherwise comply with all legal requirements applicable to the Stockholders Meeting. As soon as practicable, but in no event later than two Business Days, following receipt of the Stockholder Approval, the Company shall file the Certificate of Amendment with the Delaware Secretary of State and will, promptly thereafter, provide to each Purchaser satisfactory evidence of such filing.

         8.3 Board of Directors.

         (a) As long as any Designated Purchaser continues to beneficially own not less than the Minimum Ownership Percentage, such Designated Purchaser shall be entitled to designate one designee to be nominated by the Company to serve as a director of the Company. The Company shall cause each such designee to be included in the slate of nominees recommended by the Board of Directors to the Company's stockholders for election as a director, and the Company shall use its reasonable best efforts to cause the election of each such designee, including using its reasonable best efforts to cause officers of the Company who hold proxies (unless otherwise directed by the stockholder submitting such proxy) to vote such proxies in favor of the election of each such designee. As long as any Designated Purchaser continues to beneficially own not less than the Minimum Ownership Percentage, (i) upon the written request of such Designated Purchaser, the Company shall use its reasonable best efforts to cause the Board of Directors to remove the designee of such Designated Purchaser from the Board of Directors (with or without cause), and (ii) in the event that such Designated Purchaser's designee shall cease to serve as a director for any reason, the Company shall use its reasonable best efforts to cause any vacancy resulting thereby to be filled by another designee of such Designated Purchaser.

         (b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall provide such reimbursement and compensation to the designees of each of the Designated Purchasers as is consistent with the reimbursement and compensation provided to other members of the Board of Directors. The Company shall maintain its D&O Policies at least in such amounts and covering such risks as in effect as of the date hereof.

         (c) Subject to applicable corporate and securities laws and Nasdaq Stock Market regulations, for a period of two years following the Closing Date, for so long as either Perseus or Nth Power continues to beneficially own not less than the Minimum Ownership Percentage, the compensation committee of the Board of Directors shall be comprised of three members and the designee of such Designated Purchaser shall be a member of such committee.

         (d) For a period of two years following the Closing Date, the Company shall not revoke, modify or otherwise amend the authority granted to the compensation committee of the Board of Directors pursuant to Section 5.18 without the affirmative vote or written consent of the holders of eighty-five percent (85%) of the outstanding shares of Series A Preferred Stock, voting as a separate class.

         (e) For purposes of determining whether any Designated Purchaser continues to own not less than the Minimum Ownership Percentage, any shares of Common Stock or Preferred Stock beneficially owned by Affiliates of such Designated Purchaser shall be included in such determination.

         8.4 Nasdaq Listing. The Company shall use its reasonable best efforts to maintain the listing of the Common Stock on the Nasdaq Stock Market, including, without limitation, (i) taking all actions reasonably related to maintaining Nasdaq Stock Market listing standards, including, but not limited to, the actions required pursuant to Section 8.2 and (ii) refraining from taking actions reasonably expected to cause the Company to not meet Nasdaq Stock Market listing standards. The Company shall provide the Purchasers copies of all correspondence between the Company and the Nasdaq Stock Market promptly upon receipt thereof.

         8.5 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares and exercise of the Beacon Warrant, as provided in the Certificate of Designations and the Beacon Warrant, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion or exercise. Such shares of Common Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Designations and the Beacon Warrant, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock in accordance with the terms of the Certificate of Designations and the Beacon Warrant, and otherwise comply with the terms hereof and thereof.

         8.6 Restrictions on Public Sale. The Company agrees (i) not to effect any public offering or distribution of any equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company, and (ii) not to register any shares of equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company (except pursuant to registration on Form S-8 or any successor thereto), in each case, during the period beginning on the date hereof and ending on the earlier to occur of the termination of this Agreement pursuant to Section 9.1 or 90 days after the effective date of the shelf registration statement to be filed in accordance with Article III of the Registration Rights Agreement, except as part of such registration.

         Each of the Purchasers hereby covenants and agrees with the Company as follows:

         8.7 Stand Still. Other than pursuant to this Agreement, the conversion of the Purchased Shares or any distribution or dividend by the Company, each of the Purchasers agrees, for itself and for its Affiliates, that it shall not, and shall not permit any of its respective Affiliates to, and its respective Affiliates shall not, without the prior written consent of the Company, purchase or otherwise acquire, directly or indirectly, or sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock prior to the earlier of (i) the termination of this Agreement pursuant to Section 9.1 and
(ii) the Closing Date.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

         9.1 Termination. This Agreement may be terminated prior to the Closing as follows:

         (a) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers;

         (b) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York time, on July 15, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Purchasers; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any Governmental Authority;

         (c) at the election of the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of any of the Purchasers contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Purchasers of such breach;

         (d) at the election of the Purchasers, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Company of such breach; or

         (e) at the election of the Company or the Purchasers, if the Company does not receive the Stockholder Approval described in Section 8.2.

         If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

         9.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of
Article I, this Section 9.2, Section 9.3, Section 10.7, Section 10.11 and
Section 10.12; provided, however, that, except for the payment of the Alternative Transaction Fee in accordance with Section 9.3 and the payment of fees and expenses pursuant to Section 10.12, (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a), Section 9.1(b) or Section 9.1(e) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 9.1(c) or Section 9.1(d); and provided, further, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

         9.3 Alternative Transaction Fee. The Company agrees that, from the date hereof through the Closing Date or the termination of this Agreement, whichever occurs first, it will not initiate, solicit, encourage, discuss, negotiate or accept any offers from any third party or indicate any interest to any third party with respect to (i) the sale of capital stock of the Company, (ii) the sale of all or substantially all of the assets of the Company, (iii) any merger or consolidation of the Company with any other person or (iv) any material financing transaction (each, an "Alternative Transaction"); provided, however, that the Company may, if the Board of Directors of the Company determines in good faith, based upon the advice of its outside legal counsel, that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties under applicable law, participate in discussions regarding any such Alternative Transaction and furnish information with respect to the Company and its Subsidiaries pursuant to a customary confidentiality agreement. The Company agrees to notify the Purchasers promptly if any third party contacts the Company regarding any Alternative Transaction and to provide to the Purchasers such information with respect thereto as the Purchasers request. In the event that
(i) (x) the Company terminates this Agreement pursuant to Section 9.1 for any reason other than pursuant to Section 9.1(c), including the failure to obtain the Stockholder Approval, or (y) the Purchasers terminate this Agreement pursuant to Section 9.1 for any reason other than pursuant to Section 9.1(d), including the failure to obtain the Stockholder Approval, and (ii) the Company enters into any binding or non-binding term sheet, letter of intent or agreement relating to an Alternative Transaction within twelve (12) months after such termination and consummates an Alternative Transaction within twenty-four (24) months after such termination, then the Company shall pay an alternative transaction fee equal to $1,000,000 (the "Alternative Transaction Fee") within two Business Days after the consummation of such Alternative Transaction (the "Payment Date") to the Designated Purchasers, which are the Purchasers who executed the term sheet with the Company, dated January 14, 2003, relating to the transactions contemplated by this Agreement. Such Alternative Transaction Fee shall be paid to the Designated Purchasers pro rata with their respective commitments set forth in such term sheet. The Company also shall be obligated to reimburse the Purchasers for their out-of-pocket fees and expenses as provided in Section 10.11. From and after the Payment Date, to the extent that the Alternative Transaction Fee has not been paid, the Company shall continue to be obligated to immediately pay the Alternative Transaction Fee and such payment will be made together with interest at 10% compounded daily beginning on the Payment Date and ending on the date of payment. Payments must be made by wire transfer of cash or other immediately available funds.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until twelve (12) months following the Closing Date, except for (a) Sections 3.1, 3.2, 3.4, 3.7, 3.14 and 3.24, which representations and warranties shall survive until the third anniversary of the Closing Date, and (b) Section 3.11, which shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any Tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 3.11 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom.

         10.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  if to the Company:

                  Evergreen Solar, Inc.
                  259 Cedar Hill Street
                  Marlboro, MA  01752
                  Telecopy:  (508) 357-2279
                  Attention:  Mark A. Farber

                  with a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, MA  02110
                  Telecopy:  (617) 248-7100
                  Attention:  Lawrence A. Gold, Esq.

                  if to the Purchasers:

                  to the address set forth under each Purchaser's name on
                  Schedule 2.1 hereto

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Telecopy:  (212) 757-3990
                  Attention:  Bruce A. Gutenplan, Esq.

         All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.2 designate another address or Person for receipt of notices hereunder.

         10.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement or the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers. Except as provided in
Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         10.4 Amendment and Waiver.

         (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

         (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         10.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         10.7 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the non-exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement, the other Transaction Documents, the Purchased Shares, the Beacon Warrant or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         10.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         10.9 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

         10.10 Approval or Waiver by Purchasers. Whenever pursuant to any provision of this Agreement any consent, approval or waiver is required to be made or given by the Purchasers, including, without limitation, (i) the determination of the satisfaction or waiver of any condition pursuant to Article V, (ii) the approval of any amendment, supplement or modification of or to any provision of this Agreement pursuant to Section 10.4 and (iii) the approval of any publicity release or announcement pursuant to Section 10.13, such consent, approval or waiver shall be deemed made or given when made or given in writing by Purchasers committing to purchase a majority of the Purchased Shares, as set forth on Schedule 2.1 hereto; provided, that if any proposed waiver, amendment or departure by the Company or the Purchasers from the terms of any provision of this Agreement, or any other proposed action requiring the consent, approval or waiver by the Purchasers hereunder, would adversely affect the rights, preferences or privileges of any Purchaser disproportionately with respect to the rights, preferences and privileges of the other Purchasers, such Purchaser's consent, approval or waiver shall be required; and provided, further, that the consent, approval or waiver of each Purchaser shall be required in respect of any proposed waiver, amendment or departure by the Company or the Purchasers from the terms of any provision of this Agreement, or other proposed action requiring the consent, approval or waiver by the Purchasers hereunder, that would (x) increase the Price Per Share of the Series A Preferred Stock to be paid by the Purchasers at Closing or (y) reduce the rate of dividends payable on the Series A Preferred Stock or the liquidation preference or conversion price of the Series A Preferred Stock.

         10.11 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings among the parties with respect to such subject matter.

         10.12 Fees. Upon the Closing, the Company shall reimburse each of the Purchasers for their out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, including the fees, disbursements and other charges of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to Perseus; provided, that the aggregate amount of such fees and expenses to be reimbursed shall not exceed $350,000.

         10.13 Publicity. The initial publicity release or announcement concerning this Agreement and the transactions contemplated hereby shall be in a form mutually agreed by the parties hereto. Except as may be required by applicable Requirements of Law, the parties agree that no other publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without prior approval thereof by the other parties hereto. If any public announcement is required by any applicable Requirement of Law or any listing agreement with any national securities exchange to be made by any party hereto, prior to making such announcement, such party will deliver a draft of such announcement to the other parties hereto and shall give the other parties reasonable opportunity to comment thereon.

         10.14 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock and Warrant Purchase Agreement on the date first written above.

                                         EVERGREEN SOLAR, INC.


                                         By:  /s/ Mark A. Farber
                                              ---------------------------------
                                              Name: Mark A. Farber
                                              Title: President and Chief
                                                     Executive Officer



                                         PERSEUS 2000, L.L.C.

                                         By:  Perseus 2000 Management, L.L.C.,
                                              its Manager


                                         By:  /s/ Philip J. Deutch
                                              ---------------------------------
                                              Name: Philip J. Deutch
                                              Title:   Managing Director



                                         NTH POWER TECHNOLOGIES FUND II, LP

                                         By:  Nth Power LLC,
                                              its General Partner


                                         By:  /s/ Tim Woodward
                                              ----------------------------------
                                              Name: Tim Woodward
                                              Title: Managing Director




                                         NTH POWER TECHNOLOGIES FUND II-A, LP



                                         By:  Nth Power LLC,
                                              its General Partner


                                         By:  /s/ Tim Woodward
                                              ----------------------------------
                                              Name: Tim Woodward
                                              Title: Managing Director



                                         ROCKPORT CAPITAL PARTNERS, L.P.

                                         By:  RockPort Capital I, LLC,
                                              its General Partner

                                         By:  /s/ Charles J. McDermott
                                              Name:  Charles J. McDermott
                                              ----------------------------------
                                              Title:  Partner

                                         MICRO-GENERATION TECHNOLOGY FUND, LLC

                                         By:  Arete Corporation, Manager


                                         By:  /s/ Robert W. Shaw, Jr.
                                              ----------------------------------
                                              Name:  Robert W. Shaw, Jr.
                                              Title: President


                                         UVCC FUND II

                                         By:  Arete Venture Investors II, L.P.


                                         By:  /s/ Robert W. Shaw, Jr.
                                              ---------------------------------
                                              Name:  Robert W. Shaw, Jr.
                                              Title: General Partner


                                         UVCC II PARALLEL FUND, L.P.

                                         By:  Arete Ventures L.P. III


                                         By:  /s/ Robert W. Shaw, Jr.
                                              ----------------------------------
                                              Name:  Robert W. Shaw, Jr.
                                              Title: General Partner




                                         CAISSE DE DEPOT ET PLACEMENT DU QUEBEC


                                         By:  /s/ Luc Charron
                                              ----------------------------------
                                              Name:  Luc Charron
                                              Title:


                                         By:  /s/ Jacques Perreault
                                              ----------------------------------
                                              Name:  Jacques Perreault
                                              Title:

                                         CDP CAPITAL - TECHNOLOGY VENTURES
                                               U.S. FUND 2002 L.P.


                                         By:  Management U.S. Fund 2002 Inc.,
                                              its General Partner


                                         By:  /s/ Luc Charron
                                              ---------------------------------
                                              Name:  Luc Charron
                                              Title: Senior Partner


                                         By:  /s/ Jacques Perreault
                                              ---------------------------------
                                              Name:  Partner
                                              Title:



                                         BEACON POWER CORPORATION


                                         By:  /s/ James M. Spiezio
                                              ---------------------------------
                                              Name:  James M. Spiezio
                                              Title: Chief Financial Officer



                                         MASSACHUSETTS TECHNOLOGY PARK
                                         CORPORATION


                                         By:  /s/ Mitchell Adams
                                              ---------------------------------
                                              Name:  Mitchell Adams
                                              Title: Executive Director



                                         ZERO STAGE CAPITAL VII, L.P.


                                         By: Zero Stage Capital Associates VII,
                                             L.P., its General Partner


                                         By: Zero Stage Capital Associates
                                             GP VII, Inc., its General Partner


                                         By:  /s/ Paul M. Kelley
                                              ----------------------------------
                                              Name:  Paul M. Kelley
                                              Title: Managing Partner and Chief
                                                     Executive Officer

                                         ZERO STAGE CAPITAL (CAYMAN) VII, L.P.


                                         By:  Zero Stage Capital Associates VII,
                                                L.P., its General Partner


                                         By:  Zero Stage Capital GP VII, Inc.,
                                                its General Partner


                                         By:  /s/ Paul M. Kelley
                                              ----------------------------------
                                              Name:  Paul M. Kelley
                                              Title: Managing Partner and Chief
                                                     Executive Officer


                                         ZERO STAGE CAPITAL SBIC VII, L.P.


                                         By:  Zero Stage Capital SBIC VII
                                                Associates, L.P., its General
                                                Partner


                                         By:  /s/ Paul M. Kelley
                                              ----------------------------------
                                              Name:  Paul M. Kelley
                                              Title: Managing Partner and
                                                     Chief Executive Officer


                                         IMPAX ENVIRONMENTAL MARKETS PLC


                                         By:  /s/ Ian Simm
                                              ----------------------------------
                                              Name:  Ian Simm
                                              Title: Investment Manager


                                         MERRILL LYNCH NEW ENERGY TECHNOLOGY
                                           FUND


                                         By:  /s/ Graham Birch
                                              --------------------------------
                                              Name:  Graham Birch
                                              Title: Managing Director


                                         By:  /s/ Robin Batchelor
                                              ---------------------------------
                                              Name:  Robin Batchelor
                                              Title: Director

                                         MLIIF NEW ENERGY FUND


                                         By:  /s/ Graham Birch
                                              ----------------------------------
                                              Name:  Graham Birch
                                              Title: Managing Director


                                         By:  /s/ Robin Batchelor
                                              ----------------------------------
                                              Name:  Robin Batchelor
                                              Title: Director



                                         PNE INVEST LIMITED


                                         By:  /s/ David Mitchison
                                              ----------------------------------
                                              Name:  David Mitchison
                                              Title: Chairman of the Board of
                                                     Directors


                                         By:  /s/ Barbara Hemmi
                                              ----------------------------------
                                              Name:  Barbara Hemmi
                                              Title: Director



                                         ODYSSEY FUND


                                         By: Rockefeller & Co., Inc.,
                                               its Investment Manager


                                         By:  /s/ Jeffrey P. Davis
                                              ----------------------------------
                                              Name:  Jeffrey P. Davis
                                              Title: Chief Investment Officer



                                         SAM PRIVATE EQUITY ENERGY FUND LP

                                         By:   SAM Equity Partners Limited,
                                                 its General Partner


                                         By:  /s/ Gina Domanig
                                              ----------------------------------
                                              Name:  Gina Domanig
                                              Title: Director

                                         SAM SUSTAINABILITY PRIVATE EQUITY LP


                                         By:  SAM Equity Partners Limited,
                                                its General Partner


                                         By:  /s/ Gina Domanig
                                              ----------------------------------
                                              Name:  Gina Domanig
                                              Title: Director



                                         SAM SMART ENERGY


                                         By:  /s/ Declan Quilligan
                                              ----------------------------------
                                              Name:  Declan Quilligan
                                              Title: Managing Director



                                         RP CO-INVESTMENT FUND I GP, LLC


                                         By:  RP Co-Investment Fund I GP, LLC


                                         By:  /s/ Charles J. McDermott
                                              ----------------------------------
                                              Name:  Charles J. McDermott
                                              Title: Partner

                                                                    Schedule 2.1

                     Purchase Price for the Purchased Shares

--------------------------------------------------------------------------------
                                 Purchaser                       Purchase Price
---------------------------------------------------------------- ---------------
PERSEUS 2000, L.L.C.                                             $    3,000,000
2099 Pennsylvania Avenue, NW
Suite 900
Washington, D.C. 20006
Telecopy:  (202) 429-0588
Attention:  Philip J. Deutch
---------------------------------------------------------------- ---------------
Nth POWER TECHNOLOGIES FUND II, LP                               $    2,000,000
50 California Street, Suite 840
San Francisco, CA  94111
Telecopy: (415) 983-9984
Attention: Tim Woodward
---------------------------------------------------------------- ---------------
Nth POWER TECHNOLOGIES FUND II-A, LP                             $    2,000,000
50 California Street, Suite 840
San Francisco, CA  94111
Telecopy: (415) 983-9984
Attention: Tim Woodward
---------------------------------------------------------------- ---------------
ROCKPORT CAPITAL PARTNERS, L.P.                                  $    4,000,000
160 Federal Street, 18th Floor
Boston, MA  02110-1700
Telecopy:  (617) 912-1449
Attention:  Janet James
---------------------------------------------------------------- ---------------
RP CO-INVESTMENT FUND, I                                         $    1,250,000
160 Federal Street, 18th Floor
Boston, MA  02110-1700
Telecopy:  (617) 912-1449
Attention:  Janet James
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Purchaser                                            Purchase Price
---------------------------------------------------------------- ---------------
MICRO-GENERATION TECHNOLOGY FUND, LLC                            $    2,000,000*
If by US mail:
          c/o Arete Corporation
          P.O. Box 1299
          Center Harbor, NH 03226
If by courier:
          c/o Arete Corporation
          33 Clement Road
          Moultonborough, NH 03254
Telecopy:  (603) 253-9799
Attention:  Robert W. Shaw, Jr.
---------------------------------------------------------------- ---------------
UVCC FUND II                                                     $      750,000*
If by US mail:
          c/o Arete Corporation
          P.O. Box 1299
          Center Harbor, NH 03226
If by courier:
          c/o Arete Corporation
          33 Clement Road
          Moultonborough, NH 03254
Telecopy:  (603) 253-9799
Attention:  Robert W. Shaw, Jr.
---------------------------------------------------------------- ---------------
UVCC II PARALLEL FUND. L.P.                                      $      750,000*
If by US mail:
          c/o Arete Corporation
          P.O. Box 1299
          Center Harbor, NH 03226
If by courier:
          c/o Arete Corporation
          33 Clement Road
          Moultonborough, NH 03254
Telecopy:  (603) 253-9799
Attention:  Robert W. Shaw, Jr.
--------------------------------------------------------------------------------
* Purchaser reserves the right, prior to Closing, to reallocate the amount of its investment among its Affiliates which are Purchasers hereunder.

-------------------------------------------------------------------------------
             Purchaser                                            Purchase Price
---------------------------------------------------------------- ---------------
CAISSE DE DEPOT ET PLACEMENT DU QUEBEC                           $    2,550,000
1981, McGill College av.,
9th Floor
Montreal, Quebec H3A 3C7
Telecopy: (514) 847-2628
Attention:  President of Capital Technologies CDPQ Inc.
---------------------------------------------------------------- ---------------
CDP CAPITAL - TECHNOLOGY VENTURES U.S. FUND 2002 L.P.            $      450,000
1981, McGill College av.,
9th Floor
Montreal, Quebec H3A 3C7
Telecopy: (514) 847-2628
Attention:  President of Capital Technologies CDPQ Inc.
---------------------------------------------------------------- ---------------
BEACON POWER CORPORATION                                         $    1,000,000
234 Ballardvale Street
Wilmington, MA 01887-1032
Telecopy: (978) 988-1337
Attention: F. William Capp, CEO

with a copy to:
Telecopy: (978) 658-5005
Attention: James Spiezio, CFO
---------------------------------------------------------------- ---------------
MASSACHUSETTS TECHNOLOGY PARK CORPORATION                        $    2,500,000
75 North Drive
Westborough, MA 01581
Telecopy: (508) 898-9226
Attention: Matthew Schemmel, Senior Counsel
---------------------------------------------------------------- ---------------
ZERO STAGE CAPITAL VII, L.P.                                     $      638,200
101 Main Street, 17th Floor
Cambridge, MA 02142
Telecopy: (617) 876-1248
Attention: Brian Johnson, CFO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ZERO STAGE CAPITAL (CAYMAN) VII, L.P.                            $      235,400
101 Main Street, 17th Floor
Cambridge, MA 02142
Telecopy: (617) 876-1248
Attention: Brian Johnson, CFO
---------------------------------------------------------------- ---------------
ZERO STAGE CAPITAL SBIC VII, L.P.                                $      126,400
101 Main Street, 17th Floor
Cambridge, MA 02142
Telecopy: (617) 876-1248
Attention: Brian Johnson, CFO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 Purchaser                                        Purchase Price
---------------------------------------------------------------- ---------------
IMPAX ENVIRONMENTAL MARKETS PLC                                  $      500,000
Broughton House
6-8 Sackville Street
London W1S 3DG
United Kingdom
Telecopy: +44 20 7437 1245
Attention:  Ian Simm, Investment Manager
---------------------------------------------------------------- ---------------
MERRILL LYNCH NEW ENERGY TECHNOLOGY FUND                         $    1,500,000
33 King William Street
London EC4R 9AS
United Kingdom
Telecopy: +44 20 7443 1074
Attention: Robin Batchelor
           Matthew Littlefield
---------------------------------------------------------------- ---------------
MLIIF NEW ENERGY FUND                                            $      125,000
33 King William Street
London EC4R 9AS
United Kingdom
Telecopy: +44 20 7443 1074
Attention:  Robin Batchelor
            Matthew Littlefield
---------------------------------------------------------------- ---------------
PNE INVEST LIMITED                                               $      250,000
Helvetia Court, South Esplanade
St. Peter Port
Guernsey, Channel Islands
Telecopy: +41 1 334 50 90
Attention:  Philipp Burger

with a copy to:
Telecopy: +41 1 333 88 20
Attention:  Andreas Hogg
---------------------------------------------------------------- ---------------
ODYSSEY FUND                                                     $      500,000
Rockefeller & Co., Inc.
30 Rockefeller Plaza
New York, NY 10112
Telecopy: (212) 649-5900
Attention: Jeffrey P. Davis, Chief Investment Officer
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Purchaser                                             Purchase Price
---------------------------------------------------------------- ---------------
SAM PRIVATE EQUITY ENERGY FUND LP                                $    2,160,000
P.O. Box 255
Trafalgar Court/Les Banques
St. Peter Port/Guernsey GY1 3QL
Channel Islands
Telecopy:  +44 1481 745 074
Attention:  Gina Domanig
---------------------------------------------------------------- ---------------
SAM SUSTAINABILITY PRIVATE EQUITY LP                             $      840,000
P.O. Box 255
Trafalgar Court/Les Banques
St. Peter Port/Guernsey GY1 3QL
Channel Islands
Telecopy:  +44 1481 745 074
Attention:  Gina Domanig
---------------------------------------------------------------- ---------------
SAM SMART ENERGY                                                 $      250,000
Zollikerstrasse 60
8702  Zollikon-Zurich
Switzerland
Telecopy: +41 (1) 397 1080
Attention:
---------------------------------------------------------------- ---------------
                                                         Total:   $  29,375,000
--------------------------------------------------------------------------------

                                                               Schedule 5.17



                        Board of Directors as of Closing



Class I Directors
-----------------

Luc Charron (or other CDP designee)

William P. Sommers



Class II Directors
------------------

Charles J. McDermott (or other Rockport designee)

Robert W. Shaw, Jr. (or other Arete Corporation designee)

Brown F. Williams



Class III Directors
-------------------

Philip J. Deutch (or other Perseus designee)

Tim Woodward (or other Nth Power designee)

Mark A. Farber